UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 17, 2017

VolitionRx Limited

 (Exact name of registrant as specified in its charter)

Delaware	001-36833	91-1949078
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
1 Scotts Road #24-05 Shaw Centre Singapore 228208
(Address of principal executive offices and Zip Code)
+1 (646) 650-1351
(Registrant’s telephone number, including area code )

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      .

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      .

VOLITIONRX LIMITED

Form 8-K

Current Report

Item 1.01.

Entry into a Material Definitive Agreement.

On July 17, 2017, Volition America, Inc. (the “Company”), a wholly-owned subsidiary of VolitionRx Limited (“Volition”), entered into a Clinical Study Agreement (the “Agreement”), by and between the Company and the Regents of the University of Michigan (the “Regents”), with regards to the Company’s participation with the Regents and the National Cancer Institute (“NCI”) Early Detection Research Network in a clinical study involving approximately 13,500 asymptomatic screening samples provided by the Regents and/or NCI (including more than 4,600 previously collected samples) from people aged 50 and over who have not previously undergone screening or diagnostic colonoscopy (the “Study”). Pursuant to the terms of the Agreement, the screening samples will be tested by the Company for blood-based, cell-free circulating biomarkers on Volition’s proprietary Nu.QTM platform to validate Volition’s Nu.QTM Colorectal Cancer Screening Test for U.S. regulatory purposes. The enrollment period and sample collection is anticipated to take up to 3 years to complete. Either party may terminate the Agreement at will upon at least sixty (60) days’ prior written notice to the other party or upon at least thirty (30) days’ prior notice for an uncured material breach by the other party that remains uncured within such notice period. During the term of the Agreement, the Regents are required to provide periodic reports to the Company concerning the Study. In exchange for participation in the Study and certain rights and obligations under the Agreement, the Company agreed to pay up to $3 million in twelve (12) equal quarterly installments of $250,000. The parties have agreed to indemnify each other (and to maintain adequate insurance or self-insurance to cover such obligations) from and against third party claims for personal injury (including death) to any person or damage to property arising out of or in connection with their respective acts or omissions under the Agreement subject to certain limitations. The parties intend to publish the results of the Study and have agreed that the Regents shall provide the Company with a written copy of any proposed publication or disclosure regarding the same for the Company’s review and comment at least sixty (60) days prior to any submission for publication or disclosure. Each party has agreed to mutual confidentiality provisions regarding confidential information of the other party, including certain nondisclosure and nonuse limitations of such information for a period of five (5) years after the term of the Agreement.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by such Agreement, a copy of which will be filed as an Exhibit to Volition’s Form 10-Q for the quarter ended September 30, 2017.

Item 7.01

Regulation FD Disclosure.

On July 18, 2017, the Company issued a press release announcing its entry into the Agreement and participation in the Study and also announcing a conference call to be held on July 20, 2017 discussing the same. The conference call is available to the public via telephone and audio webcast. The Company issued a subsequent press release regarding the Study and the conference call on July 19, 2017. Copies of the press releases are attached as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

The foregoing information, including Exhibits 99.1 and 99.2, is being furnished under Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit Number	Description
99.1	Press Release of Volition America, Inc., dated July 18, 2017.
99.2	Press Release of Volition America, Inc., dated July 19, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLITIONRX LIMITED
Date: July 19, 2017	By:	/s/ Cameron Reynolds
Cameron Reynolds
Chief Executive Officer & President

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of Volition America, Inc., dated July 18, 2017.
99.2	Press Release of Volition America, Inc., dated July 19, 2017.